Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2014 relating to the consolidated financial statements of QR Energy, LP, which appears in the Current Report on Form 8-K of Breitburn Energy Partners LP dated October 6, 2014. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Houston, TX

May 19, 2015